Exhibit 99.(d)(2)(e)

AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of February 28, 2022, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”)and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the following Fund’s names:

FUND NAME	NEW FUND NAME
Invesco International Growth Fund	Invesco EQV International Equity Fund
Invesco Asia Pacific Growth Fund	Invesco EQV Asia Pacific Equity Fund
Invesco European Growth Fund	Invesco EQV European Equity Fund

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A
Funds

Invesco Advantage International Fund
Invesco EQV Asia Pacific Equity Fund
Invesco EQV European Equity Fund
Invesco Global Focus Fund
Invesco Global Fund
Invesco Global Growth Fund
Invesco Global Opportunities Fund
Invesco International Core Equity Fund
Invesco International Equity Fund
Invesco EQV International Equity Fund
Invesco International Select Equity Fund
Invesco International Small-Mid Company Fund
Invesco MSCI World SRI Index Fund
Invesco Oppenheimer International Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernard Langer

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:

Title:

8